                                                                   EXHIBIT 10.24

We have omitted certain portions of this document and filed them separately with the Commission. These portions are marked with an asterisk (*).


June 26, 1999

Dr. Robert L. Addleton Ed.D.
Medical Association of Georgia                               [HEALTHSTREAM LOGO]
1330 W. Peachtree Street N.W., #500
Atlanta, GA 38309-2904

Re: LETTER OF AGREEMENT

Dear Dr. Addleton,

This letter is intended to set forth an agreement by and between HealthStream, Inc. ("HealthStream"), a Tennessee corporation, and the Medical Association of Georgia ("MAG"), a Georgia, not-for-profit corporation.

1) Overall Structure. This letter of agreement establishes a joint marketing agreement to cooperatively distribute continuing medical education (CME) for physicians.

2) Purpose. The purpose of this venture is to jointly market and distribute online CME using the combined resources of MAG and HealthStream. Specifically the parties intend to:

         a) Market the availability of online CME courses to MAG's medical staff using marketing means consistent with current means of reaching MAG physicians (i.e. newsletters, education catalog, Grand Round announcements, direct mail, etc.).

         b) Distribute HealthStream's CME Web Courses through a link to MAG's web page(s)

3) Price and Payment. The pricing and payment for the online CME courses shall be on the following terms:

         a) Due to the relationship between HealthStream and MAG, HealthStream shall provide those physicians identifying themselves as MAG physicians using either a) an event code provided by HealthStream unique to MAG, or b) upon registering for a course by completing a demographic field indicating MAG as their sponsoring organization, with a * discount off of the retail prices listed for the online courses on the HealthStream Web site (www.healthstream.com)

         b) Physicians shall bear the total cost for their CME courses less any discounts extended to them by HealthStream as a result of this agreement. MAG shall not be obligated to pay for any online CME course or part of any online CME for their physicians at any time.

         c) MAG shall be responsible for the link provided on their Web site(s) for the CME course at their cost. HealthStream will provide link graphics at no charge to MAG at their request.

4) Exclusivity. There is no overt or implied exclusivity by either party in this agreement.

5) Confidentiality of Negotiations. The parties shall use reasonable efforts to maintain at all times as confidential information the terms of this letter and the content of any negotiations between us except that both parties may (i) inform advisors, counsel and employees with a need to know as each party deems necessary, and (ii) make appropriate disclosures if required by applicable securities laws. The parties will work together to determine the timing and content of releases of information to the press and other media entities.

6) Governing Law. This letter shall be governed by the substantive laws of the State of Tennessee.

7) Entirety. This letter constitutes the entire understanding and agreement between the parties hereto and their affiliates with respect to its subject matter and supercedes all prior and contemporaneous agreements, representations, warranties, and understandings of such parties (whether oral or written). No promise, inducement, representation or agreement, other than as expressly set forth herein, has


HealthStream, Inc./Medical Association of Georgia                              1
Letter of Agreement
    been made to or by the parties hereto. This letter may be amended only by written agreement, signed by the parties to be bound by the amendment.

8) Construction. This letter shall be construed according to its fair meaning and not strictly for or against either party. This letter does not, and is not intended to, impose any binding obligations on the parties.

If the terms and conditions of this letter are acceptable, please sign and return to us a copy of this letter so that we can proceed with this effort.

Accepted and Agreed:
HealthStream, Inc.

Signed: Robert A. Frist, Jr.
        ----------------------------------

By: /s/ Robert A. Frist
    --------------------------------------
Title: Chief Executive
Date: 12/14/99



Accepted and Agreed:
Medical Association of Georgia

Signed: Robert L. Addleton
        ----------------------------------

By: /s/ Robert L. Addleton
    --------------------------------------
Title: Director of Education
Date: 10/21/99



HealthStream, Inc./Medical Association of Georgia                              2
Letter of Agreement